UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K DATED JANUARY 16, 2004

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

7.	Financial Statements and Exhibits	3

2

Item 5. Other Events and Regulation FD Disclosure

The E.W. Scripps Company (“Scripps”), owner of The Cincinnati Post and the Kentucky Post (“Post Newspapers”), has been notified by Gannett Co. Inc. (“Gannett”), owner of The Cincinnati Enquirer (“Enquirer”), that the newspaper joint operating agreement (“JOA”) between the companies will not be renewed when it expires on December 31, 2007. Gannett was required to notify Scripps at least three years in advance of the expiration date if it intended not to renew the JOA. Scripps intends to continue publishing the Post Newspapers for the duration of the JOA.

Under the terms of the JOA, Gannett and the Enquirer manage all of the business and production operations for the afternoon Post Newspapers and morning Enquirer. The newspapers maintain separate and competing newsrooms and editorial operations and each company receives a share of the operating profits earned by the combined newspaper operations.

Scripps’ fourth quarter 2003 operating results will include a $1.8 million pre-tax charge for estimated severance costs to Post Newspapers editorial employees as stipulated by terms of a collective bargaining agreement. Including the charge for severance costs, the Cincinnati JOA contributed approximately $12 million to Scripps total segment profits in 2003.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99	Press release dated January 16, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: January 16, 2004

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